Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Forms S-3 No. 333-53486, No. 333-66688, No. 333-86542, No. 333-104956, No. 333-197433 and No. 333-223420) and related Prospectuses of Assertio Therapeutics, Inc.,

2)
Registration Statements (Forms S-8 No. 333-116697, No. 333-145291, No. 333-156538, No. 333-167015, No. 333-181710, No. 333-196263, No. 333-211642, No. 333-211643, No. 333-224924, and No. 333-228290) pertaining to the 2004 Equity Incentive Plan, the Second and Amended and Restated 2004 Employee Stock Purchase Plan, the Amended and Restated 2014 Omnibus Incentive Plan of Assertio Therapeutics, Inc. and the Assertio Therapeutics, Inc. Inducement Award Program.

of our reports dated March 11, 2019, with respect to the consolidated financial statements and schedule of Assertio Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Assertio Therapeutics, Inc., included in this Annual Report (Form 10-K) of Assertio Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Chicago, Illinois
March 11, 2019